UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2007

NewGen Technologies, Inc
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

000-23365	33-0840184
(Commission File Number)	(IRS Employer Identification No.)

6000 Fairview Road, 12th Floor, Charlotte, NC 28210
(Address of Principal Executive Offices, Including Zip Code)

(704) 552-3590
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective April 24, 2007, Noel M. Corcoran resigned from his position as a member of the Board of Directors of NewGen Technologies, Inc. (the “Company”). Notification of such resignation was provided to the Company on April 24, 2007 via a letter sent by Mr. Corcoran to the Company’s Board of Directors.

(d)   On April 24, 2007, the Board approved the election of Conrad Lee to fill the vacancy created by the resignation of Noel M. Corcoran from the Board, and to serve on the Board and to serve on its Compensation Committee until the Company’s 2008 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. There have been no arrangements between Mr. Lee and any other persons, pursuant to which Mr. Lee was selected as a director. Mr. Lee and his company have been engaged to do excecutive recruitment for the Company in the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen Technologies, Inc.

Date: April 27, 2007	/s/ S. Bruce Wunner
Name: S. Bruce Wunner
Title: Chief Executive Officer